                                                                    EXHIBIT 99.1

Press Release                                Source: The X-Change Corp.

Friday, January 5, 2007     MICHAEL L. SHERIFF, CEO OF X-CHANGE CORPORATION WILL
                            TAKE SHORT LEAVE OF  ABSENCE

FOR IMMEDIATE RELEASE               CONTACTS:  CHARLES STIDHAM
---------------------                          ACTING CHIEF EXECUTIVE
                                               X-CHANGE CORPORATION
                                               (972) 747-0051

                                               RICK EISENBERG
                                               EISENBERG COMMUNICATIONS
                                               (212) 496-6828

                 MICHAEL L. SHERIFF, CEO OF X-CHANGE CORPORATION
                        WILL TAKE SHORT LEAVE OF ABSENCE

DALLAS, January 5, 2007 -- X-Change Corporation (OTCBB: XCHC) today announced that Michael L. Sheriff, its president and Chief Executive Officer, will take a short leave of absence from day-to-day operations for treatment of a medical condition. He will be involved in company decisions and planning. It is expected that Mr. Sheriff will return to active management in three to four weeks. Mr. Charles Stidham has been appointed acting CEO.

"During my absence AirGATE will meet its expectations, and I look forward to my return. Our recent management additions, Kathleen Hanafan, COO, and Karey Daniels, VP Finance, and the entire AirGATE team will contribute to our next level of growth," stated Sheriff

X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent, sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.AirGATEtech.com or www.x-changecorp.com for further information.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects and future results. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of the X-Change Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.